UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 3, 2009
Date of Earliest Event Reported: August 18, 2009

LADYBUG RESOURCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153306	26-1973389
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

Molly S. Ramage Ladybug Resource Group, Inc. 12703 NE 129th Ct. #H102 Kirkland, WA 98034-3246 (Address of principal executive offices)

425-821-1829
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or around August 18, 2009, the Board of Directors of and the Majority Shareholders (defined below) of Ladybug Resource Group Inc. (the “Company”), approved via a consent to action without meeting (a) an amendment to the Company’s Bylaws (described in greater detail below); and (b) the filing of Amended and Restated Articles of Incorporation for the Company (the “Restated Articles”).  The Company’s “Majority Shareholders” who provided their consent to the action without a meeting included Molly S. Ramage, the President and Chairman of the Company, Stephen H. Ramage, a Vice President and a Director of the Company, Benjamin Ramage, the Vice President and a Director of the Company, and Patricia Barton, who in aggregate voted 10,300,000 shares of the Company’s outstanding common stock, representing approximately 91% of the Company’s outstanding common stock, which they held as of the date of the minutes, August 18, 2009, to approve the written consent to action without meeting.

The Company’s Bylaws (the “Bylaws”) were amended to provide that in the event that action is taken by written consent to action by the shareholders of the Company, the prompt notice required to be given to the shareholders of the Company who did not sign the written consent could be given, in the event the Company is a reporting company which files periodic and current reports with the Securities and Exchange Commission, by the filing of a Report on Form 8-K describing the items approved by the shareholders in the consent to action.

The Restated Articles affected an increase in the number of the Company’s authorized shares of common stock to 300,000,000 shares of common stock, $0.001 par value per share, and authorized 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Shares”).  Previously the Company only had 75,000,000 shares of common stock, $0.001 par value per share and no shares of preferred stock authorized.

The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.   All the Preferred Shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

The Restated Articles further clarified the Articles of Incorporation to provide that no shareholders are entitled to cumulative voting and that the Directors of the Company have the power to amend the Bylaws of the Company, provided that the shareholders have the power at any meeting called and held for such purpose, to amend or repeal any such amendments to the Bylaws affected by the Board of Directors.

The effective filing date of the Restated Articles with the Secretary of State of Nevada was August 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1*	Amended and Restated Articles of Incorporation

3.2*	Summary of Amendment to Bylaws

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LADYBUG RESOURCE GROUP, INC.

Date: September 3, 2009	By: /s/ Molly S. Ramage
Molly S. Ramage
Chief Executive Officer